UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2004

AMERICAN UNITED GOLD CORPORATION
(Exact name of Registrant as Specified in its Charter)

NEVADA	000-49951	91-2084507
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

Suite 900, 555 Burrard Street, Vancouver, B.C. Canada V7X 1M8

(Address of Principal Administrative Offices)

Registrant's Telephone Number, Including Area Code: (604) 692-2808

MPAC RESOURCES CORPORATION

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 17, 2004, the Registrant entered into a formal agreement to acquire 100% of Anderson Gold (China) Inc ("Anderson Gold"), a British Columbia incorporated company. Anderson Gold, via a Joint Venture Agreement with Guizhou Gold Corporation ("GGC"), a Chinese corporation, has the rights to earn an 85% interest in the Daguan gold exploration property located in Guizhou, China. American United can earn a 100% interest in Anderson Gold by making staged payments of $230,000 and expenditures related to mineral exploration and development totaling $1,780,000 as well as issuing 10,000,000 of its common shares to the shareholders of Anderson Gold to be held in escrow and released in stages to the shareholders of Anderson Gold. The release will be made in stages determined by the completion of certain milestones in exploration and development spending and the completion of required payments to GGC.

Two members of the Board of Directors of the Issuer, William Anderson and Chand Jagpal are beneficial shareholders via Rocky Trust, Anderson Gold Trust and Griffith Trust of a majority interest in the common shares of Anderson Gold. The Anderson Gold Trust and the Griffith Trust includes Mr. Anderson's immediate family members as beneficiaries. The Rocky Trust includes Mr. Jagpal as well as other family members as beneficiaries.

The Daguan Property covers an area of 19 km2 of a Carlin-style gold target. Local miners operating approximately 500 meters from the northern border of the Daguan Property on a property immediately adjacent to the Daguan Property have been extracting ore from the main mineralized fault which is believed to run directly through the Dagaun Exploration Property and which will be the target of our exploration work. A small artisanal mining operation on the Daguan Exploration Property has also been extracting unknown quantities of ore.

ITEM 9.01 FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION, AND EXHIBITS

  Exhibits

10(1) Formal Agreement between American United Gold Corporation and Anderson Gold (China) Inc. and the shareholders of Anderson Gold (China) Inc. and Schedules A, B, and C to the Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN UNITED GOLD CORPORATION

By:

/s/ David Uppal

Name: David Uppal

Title: President

Dated: December 21, 2004

EXHIBIT INDEX

Exhibit Number Document

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10(1) - Formal Agreement between American United Gold Corporation and Anderson Gold (China) Inc. and the shareholders of Anderson Gold (China) Inc. and Schedules A, B, and C to the Agreement.